UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-408-727-5555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

In a Current Report on Form 8-K filed on July 1, 2019, Applied Materials, Inc. (“Applied”) disclosed that it had entered into a Share Purchase Agreement (the “Share Purchase Agreement”), dated June 30, 2019, pursuant to which Applied has agreed to acquire (the “Acquisition”) all of the outstanding shares of Kokusai Electric Corporation for $2.2 billion in cash, subject certain adjustments described in the Share Purchase Agreement.

On August 19, 2019, Applied entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) for a $2.0 billion term loan facility with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (collectively, the “Term Loan Lenders”). Under the Term Loan Agreement, the Term Loan Lenders have agreed to make an unsecured term loan (the “Term Loan”) to Applied of up to $2.0 billion on or around the closing date of the Acquisition. The Term Loan, if borrowed by Applied under the Term Loan Agreement, will be used by Applied to fund a portion of the cash consideration for the Acquisition, to pay transaction fees and expenses, and for general corporate purposes. Any unused commitments of the Term Loan Lenders under the Term Loan Agreement will expire on the earlier of the funding date of the Term Loan and the latest date on which the Acquisition may close under the terms of the Share Purchase Agreement, which is June 30, 2020, subject to two separate three-month extensions if, on the applicable date, the only remaining conditions to closing the Acquisition relate to required regulatory approvals.

The Term Loan will bear interest, at Applied’s option, at a rate per annum equal to either (1) the London interbank offered rate, adjusted for any statutory reserve requirements for eurocurrency liabilities (but in no event less than zero) (“Adjusted LIBOR”) or (2) a rate (the “Base Rate”) equal to the highest of (a) the rate of interest published by The Wall Street Journal from time to time as the “Prime Lending Rate,” (b) a rate that is 0.5% higher than the greater of (x) the federal funds effective rate and (y) the overnight bank funding rate (in each case, as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and (c) Adjusted LIBOR plus 1.0%, in either case, plus the applicable margin. The applicable margin will range, depending on Applied’s public debt credit ratings, from 0.625% to 1.125% during such period that Applied has elected that the Term Loan shall bear interest based on Adjusted LIBOR and from zero to 0.125% during such period that Applied has elected that the Term Loan shall bear interest based on the Base Rate.

The Term Loan Agreement also requires Applied to pay a fee (the “Ticking Fee”) that will accrue on the amount of the unfunded Term Loan commitments from the 90th day after the effective date of the Term Loan Agreement until either the Term Loan is funded or the Term Loan commitments are terminated. The rate at which the Ticking Fee will accrue on the amount of the unfunded Term Loan commitments will range, depending on Applied’s public debt credit ratings, from 0.05% to 0.125% per annum.

The Term Loan Agreement contains certain affirmative and negative covenants customary for credit facilities of this type. The Term Loan Agreement also contains a financial covenant that requires Applied to maintain as at the end of each fiscal quarter a ratio of (i) consolidated funded debt to (ii) consolidated adjusted EBITDA of not greater than 3.50 to 1.00 (which maximum ratio may be temporarily increased, at the election of Applied, to 4.00 to 1.00 following certain material acquisitions).

The Term Loan Agreement also contains customary events of defaults. An event of default would permit the Term Loan Lenders to require immediate repayment of any outstanding Term Loan. In addition, if certain events of default occur or conditions are not satisfied, the Term Loan Lenders would be permitted to terminate their commitments to advance the Term Loan.

The maturity date of the Term Loan Agreement is the third anniversary of the funding date of the Term Loan, at which time the outstanding amount of the Term Loan, if any, must be repaid in full.

The foregoing description of Term Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Term Loan Lenders, and certain of their affiliates, have engaged in, and/or in the future may engage in, banking and other transactions with Applied, including previous credit facilities. These parties have received, and/or in the future may receive, customary compensation from Applied for these services.

Amendment to Revolving Credit Agreement

On August 19, 2019, Applied entered into an Amendment No. 2 (“Amendment No. 2”) to the Credit Agreement, dated as of September 3, 2015 (as amended prior to Amendment No. 2, the “Revolving Credit Agreement”), among Applied, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. Amendment No. 2, among other changes to the Revolving Credit Agreement, replaces the financial covenant in the Revolving Credit Agreement that required Applied to maintain as of the end of each fiscal quarter a ratio of (i) consolidated funded debt to (ii) the sum of consolidated funded debt plus consolidated shareholders’ equity of not greater than 0.60 to 1.00 with the same financial covenant that applies to the Term Loan Agreement, as described above.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by the full text of the Amendment No. 2, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on August 19, 2019, Applied entered into the Term Loan Agreement. The information set forth in Item 1.01 is incorporated herein by reference. Applied has not made any borrowings under the Term Loan Agreement or the Revolving Credit Agreement as of this date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of August 19, 2019, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein

10.2	Amendment No. 2, dated as of August 19, 2019, to Credit Agreement, dated as of September 3, 2015, among Applied Materials, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and other lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: August 21, 2019	By:	/s/ Christina Y. Lai
Christina Y. Lai
Corporate Secretary